UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ManTech International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MANTECH INTERNATIONAL CORPORATION
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS – SEPTEMBER 7, 2022 (This Proxy is solicited by the Board of Directors of the Company)
The undersigned stockholder of ManTech International Corporation (the “Company”) hereby appoints Kevin M. Phillips, Jeffrey S. Brown and Michael R. Putnam, or any one of them, as his/her true and lawful agents and proxies, each with the full power of substitution, to represent and to vote, as specified in this proxy, all of the shares of Common Stock of the Company that the undersigned stockholder is or would be entitled to vote if present in person at the Special Meeting of Stockholders of ManTech International Corporation to be held at 2251 Corporate Park Drive, Herndon, Virginia 20171, on Wednesday, September 7, 2022 at 11 a.m. (EDT) or at any postponement or adjournment thereof.
WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES NO PRESENTED BY THIS PROXY WILL THE THE SHARES BOARD BE VOTED    OF REPRESENTED IN DIRECTOR’S THE MANNER    BY RECOMMENDATIONS, THIS DIRECTED PROXY HEREIN WILL .“FOR” BE IF VOTED,    PROPOSAL SUCH IN    DIRECTION ACCORDANCE 1, PROPOSAL IS MADE, WITH 2 AND PROPOSAL 3, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
(Continued and to be signed on the reverse side)
1.1 14475

SPECIAL MEETING OF STOCKHOLDERS OF

MANTECH INTERNATIONAL CORPORATION

September 7, 2022

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at https://investor.mantech.com/special-meeting

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach and mail in the envelope provided. ↓

00030000303000000000 8 090722

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
Proposal 1. To approve and adopt the Agreement and Plan of Merger, dated as of May 13, 2022, (as it may be amended or supplemented from time to time, the "Merger Agreement"), by and among Moose Bidco, Inc. ("Parent"), Moose Merger Sub, Inc., a wholly owned subsidiary of Parent ("Merger Sub"), and ManTech International Corporation (the "Company"), pursuant to which Merger Sub will merge with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of the Parent.;"	☐	☐	☐
Proposal 2. To approve, on a non- binding, advisory basis, the compensation that may be paid or become payable to the Company's named executive officers in connection with the Merger, and	☐	☐	☐
Proposal 3: To approve the adjournment of the Special Meeting from time to time, if necessary or appropriate, include to solicit additional proxies if there are insufficient votes at the time of Special Meeting to establish a quorum or adopt the Merger Agreement.	☐	☐	☐

Our board of directors has unanimously approved, adopted and declared advisable the Merger Agreement and determined the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, to be advisable and in the best interests of the Company and our stockholders. Our board of directors recommends that you vote "FOR" the Merger Proposal, "FOR" the Advisory Compensation Proposal, and "FOR" the Adjournment Proposal.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.